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                                                                     EXHIBIT 5.1

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                                         ATTORNEYS AT LAW      Broomfield, CO
                                                               720 566-4000

                                         4401 Eastgate Mall    Palo Alto, CA
                                         San Diego, CA         650 843-5000
                                         92121-1909            Reston, VA
                                         Main 858 550-6000     703 456-8000
                                         Fax  858 550-6420     San Francisco, CA
                                                               415 693-2000
                                         www.cooley.com

                                         STEVEN M. PRZESMICKI
                                         (858) 550-6070
                                         przes@cooley.com

April 22, 2005

Anadys Pharmaceuticals, Inc.
3115 Merryfield Row
San Diego, CA  92121

Ladies and Gentlemen:

We have acted as counsel to Anadys Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of up to $75,000,000 of shares of common stock, par value $0.001 per share, of the Company (the "Common Stock" or the "Shares"). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules").

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock, and that, prior to any offering and sale of Shares, the Company's board of directors (the "Board"), including any appropriate committee appointed thereby, will duly authorize the terms of and the prices at which Shares are to be issued and sold.

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April 22, 2005
Page Two

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of shares of Common Stock, when (i) the Registration Statement, as finally amended, has become effective; (ii) an appropriate prospectus supplement with respect to the shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of Common Stock and related matters; and (v) the terms of the shares of Common Stock and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and bylaws of the Company and the Delaware General Corporation Law so as not to violate any applicable law, the operative certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then the shares of Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

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April 22, 2005
Page Three

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ Steven M. Przesmicki
    ----------------------------
    Steven M. Przesmicki